Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel

JPMorgan Chase Bank

1 Chase Manhattan Plaza, 25th Floor

New York, NY 10081

Tel: (212) 552-2192

(Name, address and telephone number of agent for service)

PPL Corporation

PPL Capital Funding, Inc.

(Exact name of obligor as specified in its charter)

Pennsylvania Delaware	23-2758192 23-2926644
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

Two North Ninth Street Allentown, Pennsylvania	18101-1179
(Address of principal executive offices)	(Zip Code)

Subordinated Guarantees of PPL Capital Funding, Inc. Subordinated Debt Securities

Subordinated Debt Securities

(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14th day of June, 2004.

JPMORGAN CHASE BANK

By	/s/ Alfia Monastra
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business December 31, 2003, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

	Dollar Amounts in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,429
Interest-bearing balances		9,602
Securities:
Held to maturity securities		176
Available for sale securities		53,625
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		26,067
Securities purchased under agreements to resell		80,099
Loans and lease financing receivables:
Loans and leases held for sale		20,359
Loans and leases, net of unearned income	$163,864
Less: Allowance for loan and lease losses	3,151
Loans and leases, net of unearned income and allowance		160,713
Trading Assets		197,197
Premises and fixed assets (including capitalized leases)		6,010
Other real estate owned		128
Investments in unconsolidated subsidiaries and associated companies		828
Customers’ liability to this bank on acceptances outstanding		225
Intangible assets
Goodwill		2,315
Other Intangible assets		4,997
Other assets		46,892
TOTAL ASSETS		$628,662

	Dollar Amounts in Millions
LIABILITIES

Deposits
In domestic offices		$190,249
Noninterest-bearing	$74,112
Interest-bearing	116,137
In foreign offices, Edge and Agreement subsidiaries and IBF’s		136,496
Noninterest-bearing	$6,355
Interest-bearing	130,141

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,639
Securities sold under agreements to repurchase		71,995
Trading liabilities		128,738
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		23,496
Bank’s liability on acceptances executed and outstanding		225
Subordinated notes and debentures		8,028
Other liabilities		26,985
TOTAL LIABILITIES		590,851
Minority Interest in consolidated subsidiaries		320

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		16,318
Retained earnings		19,590
Accumulated other comprehensive income		(202)
Other equity capital components		0
TOTAL EQUITY CAPITAL		37,491

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$628,662

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON JR.	)
WILLIAM H. GRAY, III	)DIRECTORS
HELENE L. KAPLAN	)